RECOMMENDATION OF THE BOARD OF DIRECTORS TO REJECT THE UNSOLICITED MACKENZIE MINI-TENDER OFFER

If you are considering selling your shares of common stock or preferred stock of Mobile Infrastructure Corporation to affiliates of MacKenzie Capital Management, LP, please read this first.

July 18, 2022

Dear Stockholder:

On July 18, 2022, affiliates of MacKenzie Capital Management, LP (the “Bidder”) commenced an unsolicited tender offer to purchase up to 103,500 shares (the “Common Shares”) of the outstanding common stock, par value $0.0001 per share (the “Common Stock”), of Mobile Infrastructure Corporation (the “Company”), at a price of $7.25 per Common Share in cash (without interest) (the “Common Stock Offer Price”) and up to 1,070 shares (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of Series 1 Convertible Redeemable Preferred Stock of the Company, par value $0.0001 per share (the “Series 1 Preferred Stock”), or Series A Convertible Redeemable Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock” and, together with the Series 1 Preferred Stock, the “Preferred Stock”), at a price of $700 per Preferred Share in cash (without interest) (the “Preferred Stock Offer Price”).

We, the members of the Board of Directors of the Company, believe that each of the Common Stock Offer Price and the Preferred Stock Offer Price is substantially below the value of the Common Shares and Preferred Shares, respectively, and therefore strongly recommend that stockholders DO NOT tender any of their Shares in the tender offer.

In arriving at our recommendation against tendering your Shares to the Bidder, we considered the following:

1.          We believe that the Common Stock Offer Price is significantly less than the current and potential value of the Common Shares. The most recently determined net asset value of the shares of Common Stock as approved by the Board of Directors on January 8, 2021 was $11.75 per share. Likewise, we believe that the Preferred Stock Offer Price is significantly discounted to the stated value of the Preferred Stock, which is $1,000 per share (plus amounts payable for accrued and unpaid dividends on the Preferred Stock).

2.         Given the Common Stock Offer Price and the Preferred Stock Offer Price, we believe that the tender offer represents an opportunistic attempt by the Bidder to make a profit by purchasing the Shares at an unreasonably low price relative to their current estimated value, thereby depriving tendering stockholders of the potential opportunity to realize the full long-term value of their investment in the Company. This belief is supported by the Bidder’s own characterization of the tender offer. Specifically, the Board of Directors notes that: “The [Bidder is] making the Offer for investment purposes and with the intention of making a profit from the ownership of the Shares. In establishing the purchase price of $7.25 per Common Stock and $700 per Series A [Preferred Stock] or [Series] 1 Preferred Stock, the [Bidder is] motivated to establish the lowest price which might be acceptable to Shareholders consistent with the [Bidder’s] objectives.”

3.         The Company intends to undertake a series of transactions in order to facilitate a liquidity event in the near term, which will result in the holders of Common Stock receiving shares of a publicly-traded company and the holders of Preferred Stock receiving an amount in cash equal to $1,000, or the stated value, plus accrued and unpaid dividends, if any, for each share of Preferred Stock. On May 31, 2022, the Company announced the entry into an agreement and plan of merger with Mobile Infrastructure Trust, a Maryland real estate investment trust (“MIT”), pursuant to which the Company will merge with and into MIT, with MIT continuing as the surviving entity resulting from the merger (the “Merger”). In addition, MIT expects to undertake an initial public offering of its common shares (the “MIT IPO”) at least one business day prior to the effective time of the Merger. In the Merger, stockholders of the Company will receive one MIT Class B common share for each share of Common Stock they hold immediately prior to the effective time of the Merger, subject to the receipt of cash in lieu of fractional shares, and an amount in cash equal to $1,000, or the stated value, plus accrued and unpaid dividends, if any, for each share of Preferred Stock they hold immediately prior to the effective time of the Merger. The MIT Class B common shares will be identical to the MIT common shares, except that MIT does not intend to list the MIT Class B common shares on a national securities exchange and upon the six month anniversary of the listing of the MIT common shares on the New York Stock Exchange, or NYSE, each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share. The Common Stock is not listed on a national securities exchange. In connection with the MIT IPO, MIT intends to apply to list the MIT common shares on the NYSE under the ticker symbol “BEEP” and expects the listing to occur prior to the effective time of the Merger. Holders of Common Stock that tender their Shares in the tender offer will not receive MIT Class B common shares in the Merger and holders of Preferred Stock that tender their Shares in the tender offer will not receive an amount in cash equal to $1,000, or the stated value, plus accrued and unpaid dividends in the Merger. The closing of the Merger is subject to the satisfaction or waiver of various conditions, including the approval of common stockholders of the Company of the Merger and the closing of the MIT IPO at least one business day prior to the effective time of the Merger. The Company expects to hold a special meeting of stockholders to approve the Merger as soon as practicable; however, the size and price range of the MIT IPO have yet to be determined and the MIT IPO and proxy statement/prospectus related to the Merger are each subject to the completion of the review process of the U.S. Securities and Exchange Commission (the “SEC”) and to market and other conditions; therefore, the expected date of completion of the MIT IPO and the Merger has not yet been determined.

4.         The tender offer is subject to certain conditions, some of which provide the Bidder with the “reasonable” discretion to determine whether the conditions have been met, such as the Bidder’s determination as to whether there has been any change or development that has occurred or been threatened with respect to the Company that would be materially adverse to the Company. There is no guarantee that the tender offer will be completed in the time frame that the tender offer implies. In addition, the tender offer can be amended for various reasons or can be terminated or extended with little notice to the stockholders.

5.         None of the Company’s directors, executive officers, subsidiaries or other affiliates who hold Shares intend to tender Shares to the Bidder.

In summary, we believe the tender offer represents an attempt by the Bidder to catch current stockholders of the Company off-guard and acquire the Shares at a low price in order to make a profit and, as a result, deprive the stockholders tendering their Shares of the potential long-term value of the Shares. Accordingly, we recommend that you reject the tender offer and not tender any of your Shares to the Bidder. To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.

We acknowledge that each stockholder must evaluate whether to tender its Shares to the Bidder pursuant to the tender offer and that, because there is currently no trading market for the Shares, an individual stockholder may determine to tender based on, among other considerations, its individual liquidity needs. In addition, we believe that in making a decision as to whether to tender its Shares to the Bidder pursuant to the tender offer, each stockholder should keep in mind that none of the Company, the Board of Directors or their respective advisors makes any assurances with respect to (i) future distributions, if any, (ii) the timing of or ability to provide liquidity to the stockholders, (iii) the consummation of the Merger or the MIT IPO or (iv) the future value of the Shares.

PLEASE CONSULT WITH YOUR TAX ADVISOR ABOUT THE IMPACT OF A SALE OF YOUR SHARES ON YOUR OWN PARTICULAR SITUATION.

Please be aware that the Bidder is in no way affiliated with the Company. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing has been conducted by a third party, which has agreed to keep the list of our stockholders confidential.

We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at https://www.sec.gov/reportspubs/investor-publications/investorpubsminitendhtm.html

In order to avoid the costs of additional mailings, we may post any updates or changes to our response to this mini-tender offer and/or our response to future mini-tender offers at www.mobileit.com. If you have any questions related to the tender offer, please contact MacKenzie at (925) 631-9100.

We thank you for your investment in the Company.

Additional Information and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities and does not relate in any way to the Merger or the MIT IPO. The Company plans to file relevant documents with the SEC regarding the Merger. Separately, MIT has filed with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents with respect to the Merger with respect to both the Company and MIT. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO IF AND WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR THE TRANSACTIONS IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the Company’s stockholders. Investors will be able to obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.mobileit.com.

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Participants in the Solicitation Relating to the Merger and the Transactions Contemplated by the Merger Agreement

The Company, MIT and their respective directors or trustees, executive officers and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in respect of the approval of the Merger and related transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger and related transactions are set forth in the proxy statement/prospectus for the Merger and the other relevant documents filed or to be filed with the SEC. You can find information about the Company’s directors and executive officers in Part III of the Company’s Annual Report. You can find information about MIT’s trustees and executive officers in the proxy statement/prospectus for the Merger. These documents are or will be available free of charge on the SEC’s website and from the Company using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein other than historical facts may be considered forward-looking statements within the meaning of federal securities laws. These statements include statements regarding the intent, belief or current expectations of the Company, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained herein. These statements are based on a number of assumptions involving the judgment of management and depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels at its properties; the Company and MIT's ability to consummate the Merger or the MIT IPO or the Company's ability to consummate an alternative liquidity event; the Company’s estimated net asset value per share; and other risks identified in Part I, Item 1A, “Risk Factors” in the Form 10-K and subsequent quarterly reports on Form 10-Q (which are incorporated herein by reference). Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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